UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10080 N. Wolfe Rd., Suite SW3-200 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2025, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”), approved the compensation arrangements described below with (i) the Company’s named executive officers, consisting of Dr. Laxminarayan Bhat, the Company’s President and Chief Executive Officer and a director of the Company, and Narayan Prabhu, the Company’s Chief Financial Officer, and (ii) Ms. Seema Bhat, the Company’s Vice President for Program & Portfolio Management who is the spouse of Dr. Bhat:

Base Salary Adjustments. The Compensation Committee approved an increase in Dr. Bhat’s base salary to $565,000, Mr. Prabhu’s base salary to $330,000, and Ms. Bhat’s base salary to $340,000. The increases were effective retroactive to January 1, 2025.

2024 Bonus Determinations. The Compensation Committee approved cash bonus payments in respect of fiscal year 2024, awarding Dr. Bhat a $157,500 bonus, Mr. Prabhu a $79,950 bonus, and Ms. Bhat a $77,500 bonus.

2025 Bonus Target Eligibility. The Compensation Committee set target levels for 2025 bonuses, determining that the following individuals will be eligible to earn discretionary bonuses for fiscal year 2025 on the basis of the following targets: Dr. Bhat, target level of 50% of base salary; Mr. Prabhu, target level of 41% of base salary; and Ms. Bhat, target level of 32% of base salary; in each case, subject to the satisfaction of certain subjective and/or objective criteria established and approved by the Compensation Committee.

Option Grants. The Compensation Committee approved the following option grants, each of which has an exercise price of $1.80 per share, the closing price of the Company’s common stock (“Common Stock”) as reported on The Nasdaq Capital Market on February 13, 2025 (the “Grant Date”) in accordance with the terms of the Company’s 2020 Equity Incentive Plan: Dr. Bhat, option to purchase 519,000 shares of Common Stock; Mr. Prabhu, option to purchase 194,250 shares of Common Stock; and Ms. Bhat, option to purchase 181,500 shares of Common Stock. Each option award is immediately vested as to approximately 42% of the shares subject thereto on the Grant Date, and will vest as to the remainder of the shares subject thereto in specified monthly installments over the period from March 2025 through December 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: February 18, 2025	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer